CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent Series Fund, Inc. of our report dated February 18, 2021, relating to the financial statements and financial highlights, which appear in Thrivent Series Fund, Inc.’s Annual Report on Form N-CSR for the periods ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Service Provider” in such Registration Statement.

Minneapolis, Minnesota

April 28, 2021